Exhibit 99.1

Amarin Announces Results of Annual General Meeting of Shareholders

- Shareholders Approve Share Repurchase Program of up to $50 Million -

DUBLIN, Ireland and BRIDGEWATER, N.J., April 18, 2024 -- Amarin Corporation plc (NASDAQ:AMRN) today announced shareholder approval of all proposed resolutions specified at its 2024 Annual General Meeting (AGM). Importantly, shareholders approved each of the two proposals required for the Company to proceed with its previously announced intent to pursue a share repurchase program of up to $50 million. This permits the Company to request U.K. High Court approval, as required under U.K. company law, and if approved by the U.K. High Court, commence the share repurchase program by the end of the second quarter of 2024.

As part of the Annual General Meeting, shareholders also approved the following resolutions:

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Re-elected Mr. Patrick Holt, Mr. Louis Sterling III and Ms. Patrice Bonfiglio as directors of the Company;
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Approved the compensation of the Company’s “named executive officers” as described in full in the “Executive Compensation Discussion and Analysis” section of the Company’s definitive proxy statement;
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Approved the appointment of Ernst & Young LLP as auditors of the Company until the conclusion of the next general meeting;
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Approved the proposed amendment to the Company’s 2020 Stock Incentive Plan;
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Authorized and approved the amended and restated articles of association to require all directors to retire and seek re-election at each annual general meeting of the Company.

“We thank our shareholders for their engagement and for taking the time to vote on key matters for the Company,” said Odysseas Kostas, M.D. and Chairman, Amarin’s Board of Directors. “Most notably, we are pleased to have received shareholder approval to execute the planned share repurchase program which puts us one step closer to returning value to all shareholders. We look forward to completing the necessary steps to begin share repurchases as soon as possible.”

Full voting results will be included in an upcoming SEC 8-K filing.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about the potential for VASCEPA (marketed as VAZKEPA in Europe); beliefs about icosapent ethyl (IPE)’s role concerning appropriate patients suffering from cardiovascular disease (CVD) and potential population health impact, as well as general beliefs about the safety and effectiveness of VASCEPA. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate. Availability of Other Information About Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (amarincorp.com/investor-relations), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (investor.amarincorp.com), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

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